Exhibit 99.1

GreenBox POS Files Annual Financials; Discusses Road Ahead

SAN DIEGO, CA / ACCESSWIRE / April 19, 2019 / GreenBox POS (“GreenBox”, “GRBX”, the “Company”) is pleased to announce the release of its annual financials for 2018. This report was filed with the SEC and is available to the public on the SEC’s website at https://www.sec.gov.

There are two GreenBox entities – one private and one public. The two were designed to merge (the “Merger”) in 2018; however, we still have a few steps to go through before the Merger is completed. These steps include completion of the private entity’s audited financial statements for 2017 and 2018. Much of the work has already been done and we expect the Merger to be reflected in the financial statements for Q1/2019 to be filed in the 10-Q - due on May 15th. Once the Merger is completed, all operations of the two companies will unite into one company – the public entity.

Following the Merger, the Company will own all the IP rights for operations in its space: tokenizer, gateway, ledger manager and blockchain substrate. Other, supporting patents, such as fraud proofing, on-boarding accelerators, and an all new blockchain implementation, are pending.

With that in mind, management wishes to add the following discussion.

Management Discussion

Q1/2019 was the second quarter in which the private entity was in revenue mode. The first such quarter, Q4/2018, was used to begin and ramp up commercial large-scale operations, on-board a large number of clients, and increase the private entity’s operational bandwidth to accommodate the needs of its clients. The private entity has continued to execute on these management directives.

Management is focused on the following KPI (Key Performance Indices):

KPI	Description
Annual Transactional Processing Volume (ATPV)	The Company anticipates processing an amount greater than $1B in FY2019. The Company believes its book of business far exceeds the processing goals for the year.
Annual Gross Profit Margin (AGPM)	The private entity’s gross profit margins of Total Transactional Volume in addition to licensing revenues are enough to generate the projected EBITDA for FY2019.
Annual Gross Profit (AGP)

At the targeted Annual Transactional Processing Volume goal and targeted Annual Gross Profit Margin, the projected Annual Gross Profit plus licensing revenues are enough to generate the projected EBITDA for FY2019.

Annual EBITDA	The Company’s objective is to keep Total Transactional Volume, the targeted Annual Transactional Processing Volume goal enough to generate the projected annual EBITDA of between $20-40M for FY20119.

About GreenBox POS:

GreenBox POS (OTC: GRBX) is a groundbreaking technology company that builds customized payment solutions for a multitude of industries. The company has developed what it believes is the fastest and safest way to send and process money using Blockchain technology. The company was awarded 5 provisional patents for its technology. GreenBox POS is developing the following main products: POS (Point of Sale software and hardware solutions); DEL (delivery app, APIs to POS and PAY); PAY (payment app, providing financial APIs to all other components); and KIOSK (deposit, cash and E-wallet management). All products, services and custom hardware are available now from GRBX. GRBX is based in San Diego, CA with offices in Seattle, WA; Las Vegas, NV; and Vancouver, BC, Canada.

For more information, visit the company’s website at https://www.greenboxpos.com/

Forward-Looking Statements Disclaimer:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Public Relations and Media Contact:

GreenBox POS

www.GreenBoxPOS.com

Office: 619-631-4838

Info@GreenBoxPOS.com